EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,


                            Independent Accountants,

                             dated October 18, 2000



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-11 of our report dated January 21, 2000 relating to the financial statements of CNL Hospitality Properties, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Orlando, Florida
October 18, 2000